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EXHIBIT 16.1

June 6, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

We have read Item 16F included in Amendment No. 1 to Form 20-F of FreeSeas, Inc. to be filed with the Securities and Exchange Commission.  We agree with the statements concerning our Firm in such Form 20-F.

/s/ Sherb & Co., LLP